PROSPECTUS SUPPLEMENT    Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated June 12, 2013)    Registration No. 333-188849

$56,100,000
Common Stock
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We are offering up to $56,100,000 of our common stock to Lincoln Park Capital Fund, LLC, or Lincoln Park, under a purchase agreement entered into with Lincoln Park on November 18, 2014.
The shares being offered include:

•	$5,000,000 of shares of common stock that we are selling to Lincoln Park under the purchase agreement on the date hereof at a purchase price of $2.00 per share;

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up to $50,000,000 of shares of common stock that, in our sole discretion, we may sell to Lincoln Park from time to time over the next 36 months in accordance with the terms and subject to the conditions and limitations of the purchase agreement; and

•	631,221 shares of common stock valued at approximately $1.74 per share that we are issuing to Lincoln Park on the date hereof in consideration for Lincoln Park entering into the purchase agreement.

This prospectus supplement and the accompanying prospectus also cover Lincoln Park’s resale to the public of the shares sold or that may be sold by us to Lincoln Park under the purchase agreement.
Our common stock is listed on The NASDAQ Capital Market under the symbol “GALE.” On November 18, 2014, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.84 per share.
Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 1 of the accompanying prospectus and the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is November 18, 2014.

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TABLE OF CONTENTS
Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of the registration statement on Form S-3 (File No. 333-188849) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process to register sales of our securities, under the Securities Act of 1933, as amended, or the Securities Act. This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part is the accompanying prospectus, including the documents incorporated by reference, filed with the SEC as part of the registration statement that was declared effective by the SEC on June 12, 2013, that gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with any document incorporated by reference in this prospectus supplement or the accompanying prospectus that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus include important information about us, the securities being offered and other information you should know before investing in our securities.
You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus. We and Lincoln Park have not authorized anyone to provide you with information that is in addition to or different from that contained in this prospectus supplement or contained or incorporated by reference in the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement or contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our shares of common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
The industry and market data contained or incorporated by reference in this prospectus supplement or the accompanying prospectus are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement or in the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus and does not contain all of the information that may be important to you or that you should consider before investing in our common stock. Before making an investment decision, you should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement or the accompanying prospectus in their entirety, including “Risk Factors” beginning on page S-8 of this prospectus supplement.
About Galena
Overview
Galena Biopharma, Inc. (“we,” “us,” “our,” “Galena” or the “company”) is a biopharmaceutical company focused on developing and commercializing innovative, targeted oncology therapeutics that address major medical needs across the full spectrum of cancer care. Galena’s development portfolio ranges from mid- to late-stage clinical assets, including a robust immunotherapy program led by NeuVax™ (nelipepimut-S) currently in an international, Phase 3 clinical trial. The Company’s commercial drugs include Abstral® (fentanyl) Sublingual Tablets and Zuplenz® (ondansetron) Oral Soluble Film. Collectively, Galena’s clinical and commercial strategy focuses on identifying and advancing therapeutic opportunities to improve cancer care, from direct treatment of the disease to the reduction of its debilitating side-effects.

Our strategy is to build value for patients and shareholders through pursuit of the following objectives:

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Develop novel cancer immunotherapies to address unmet medical needs through the use of peptide based vaccines targeting well-established tumor antigens in the adjuvant, minimum residual disease setting, in high risk patients who are more likely to benefit from immunotherapeutic treatment. Our cancer vaccines seek to significantly decrease the risk of disease recurrence in breast cancer, gastric cancer, and endometrial and ovarian cancers.

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Expand our pipeline by enhancing the potential clinical and geographic footprint of our development technologies. We can accomplish this through the initiation of additional clinical trials as well as through acquisition of additional development stage products in related oncology and hematology indications. We also seek to leverage valuable partnerships and collaborations, as well as investigator-sponsored trial arrangements, to maximize the scope of potential clinical and commercial opportunities in a cost effective and efficient manner.

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Maintain commercial capabilities through our established commercial infrastructure through the sale, marketing and distribution of oncology related pharmaceutical products in the United States. This commercial strategy creates the opportunity to generate accretive cash flows to support our development programs, and also provides future leverage to support the potential commercialization of our clinical stage technologies in one of the world's largest economic markets.

The chart on the following page summarizes the current status of our commercial and development programs:

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PRODUCT PIPELINE

Product	Therapeutic Area	Phase 1	Phase 2	Phase 3	NDA	Approved
Commercial						
Abstral® (fentanyl) Sublingual Tablets	Breakthrough Cancer Pain					
ZUPLENZ® (ondansetron) Oral Soluble Film	Antiemetic for CINV, RINV, PONV					
Immunotherapy						
NeuVax™	Breast cancer node-positive, HER2 IHC 1+/2+			*PRESENT Trial*		
NeuVax™ + Herceptin®	Breast cancer node-positive & triple negative, HER2 IHC 1+/2+					
NeuVax™ + Herceptin®	Breast cancer neoadjuvant, node-positive & negative, HER2 IHC 3+					
NeuVax™	Gastric carcinoma HER2 IHC 1+/2+ or 3+					
GALE-301 (Folate Binding Protein)	Ovarian & Endometrial Carcinomas					
Hematology						
GALE-401 (Anagrelide CR)	MPN-related thrombocytosis					

Ongoing Planned

GALENA BIOPHARMA

*NeuVax is an investigational product. Efficacy has not been established. Herceptin is a registered trademark of Genentech.

Develop Novel Cancer Immunotherapies

We are developing peptide vaccine cancer immunotherapies, which address major patient populations of cancer survivors to prevent recurrence of their cancers. Our development programs are targeting unmet medical needs, addressing patients with few or no targeted therapies available to them. These therapies work by harnessing the patient’s own immune system to seek out and attack any residual cancer cells. Using peptide immunogens has many clinical advantages, including a potentially strong safety profile, as these drugs may lack the toxicities typical of most cancer therapies. They also have the potential to evoke long-lasting protection through immune system activation and convenient mode of delivery.

NeuVax™ (nelipepimut-S)

NeuVax™ (nelipepimut-S), our lead cancer immunotherapy, is being developed for the prevention of cancer recurrence in HER2 expressing cancers. NeuVax is the immunodominant nonapeptide derived from the extracellular domain of the HER2 protein, a well-established target for therapeutic intervention in breast and gastric carcinomas. The NeuVax vaccine, nelipepimut-S peptide, is combined with the immune adjuvant, recombinant human granulocyte macrophage-colony stimulating factor (rhGM-CSF) for intradermal administration. Data has shown that an increased presence of circulating tumor cells (CTCs) may predict Disease Free Survival (DFS) and Overall Survival (OS) - suggesting a dormancy of isolated micrometastases, which over time, may lead to recurrence. After binding to the HLA A2 or A3 molecules on antigen presenting cells, the nelipepimut-S sequence stimulates specific cytotoxic T lymphocyte (CTLs). These activated, specific CTLs recognize, neutralize and destroy, through cell lysis, HER2 expressing cancer cells, including occult cancer cells and micrometastatic foci. The nelipepimut immune response can also generate CTLs to other immunogenic peptides through inter- and intra-antigenic epitope spreading.

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Breast Cancer: According to the National Cancer Institute, over 230,000 women in the U.S. are diagnosed with breast cancer annually. While improved diagnostics and targeted therapies have decreased breast cancer mortality in the United States, metastatic breast cancer remains incurable. Approximately 75% of breast cancer patients have tissue test positive for some increased amount of the HER2 receptor, which is associated with disease progression and decreased survival. Only approximately 20% to 30% of all breast cancer patients - those with HER2 IHC 3+ disease, or IHC 2+ and FISH positive - have an approved treatment option available. This leaves the majority of breast cancer patients with low-to-intermediate HER2 IHC 1+/2+ ineligible for therapy and without an effective treatment option to prevent cancer recurrence.

NeuVax is a targeted cancer immunotherapy. For our pivotal, Phase 3 trial NeuVax is targeting the 30,000-40,000 of the 230,000 breast cancer patients annually diagnosed in the US who are at a higher risk of their breast cancer recurring, which we refer to as “disease recurrence,” after achieving “no evidence of disease” (NED) status, (or becoming a “survivor”) with standard therapy (surgery, chemotherapy, radiation). These high-risk patients have a particular molecular signature and disease status: HER2 IHC 1+/2+ (oncoprotein associated with aggressive tumor growth), node positive (disease present in the axillary lymph nodes prior to surgery), and HLA A2/A3 (human leukocyte antigen from A2/A3 patients who have the same loci of genes who which represents approximately 65% of population). Up to 25% of resectable node-positive breast cancer patients, having no radiographic evidence of disease following surgery and adjuvant chemo/radiation therapy, still relapse within three years following diagnosis. The prognosis upon recurrence is very poor. These cancer patients presumably still had isolated, undetected tumor cells also known as circulating tumor cells which, over time, led to a recurrence of cancer, either in the breast area (local recurrence) or at a remote location (metastatic disease).

Gastric Cancer: Gastric cancer (also known as stomach cancer) is a disease in which the cells forming the inner lining of the stomach become abnormal and start to divide uncontrollably, forming a cancerous tumor mass. Cancer can develop in any of the five sections of the stomach. Symptoms and outcomes of the disease will vary depending on the location of the cancer. Stomach cancer is one of the leading causes of cancer deaths in several areas of the world, most notably the Republic of Korea and other Asian countries. Annually, almost one million people will be diagnosed worldwide with stomach cancer and over 700,000 will die from the disease. More than 90% of stomach cancers are caused by adenocarcinomas, malignant cancers that originate in glandular tissues. Overexpression of the HER2 receptor occurs in approximately 20% of gastric and gastro-esophageal junction adenocarcinomas, predominantly those of the intestinal type. Overall, only approximately 28% of patients in the U.S. with stomach cancer live at least five years following diagnosis and new adjuvant treatments are needed to prevent disease recurrence.

We currently have a number of ongoing or planned clinical trials designed to expand the clinical and geographical footprint of NeuVax:

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Phase 3 Ongoing: Our Phase 3 PRESENT (Prevention of Recurrence in Early- Stage, Node-Positive Breast Cancer with Low to Intermediate HER2 Expression with NeuVax Treatment) study is enrolling HER2 1+ and 2+ patients under a Special Protocol Assessment (SPA) granted by the U.S. Food and Drug Administration (FDA). The multinational, multicenter, randomized, double-blinded PRESENT trial is ongoing in North America, Western and Eastern Europe, and Israel. Additional information on the study can be found at www.neuvax.com.

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Phase 2b Ongoing: A randomized, multicenter, investigator-sponsored, 300 patient Phase 2b clinical trial is enrolling HER2 1+/2+ node-positive and high-risk node-negative breast cancer patients to study NeuVax in combination with Herceptin® (trastuzumab; Genentech/Roche) in the adjuvant setting.

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Phase 2 Planned: An investigator-sponsored trial will study NeuVax in combination with Herceptin will enroll 100 HER2 3+ or HER2 gene-amplified breast cancer patients who are HLA A2+ or HLA A3+ and are determined to be at high-risk for recurrence. The trial is expected to initiate in the fourth quarter of 2014. Partial funding for this trial was awarded through the Congressionally Directed Medical Research Program (CDMRP), funded through the Department of Defense (DoD), via legislation known as the Defense Appropriations Act. The grant was given via a Breast Cancer Research Program (BCRP) Breakthrough Award given to the lead investigator for the trial.

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Phase 2 Planned: In January 2014, we partnered NeuVax with Dr. Reddy’s in India for the commercialization of NeuVax in that region. Per the agreement, Dr. Reddy’s is responsible for running a Phase 2 gastric cancer trial of NeuVax in India that is expected to initiate in the first half of 2015.

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GALE-301 (folate binding protein (FBP))

Our second immunotherapy product candidate is GALE-301, or Folate Binding Protein (FBP). GALE-301 is derived from a protein that is over-expressed (20-80 fold) in more than 90% of ovarian and endometrial cancers. GALE-301 is an immunogenic peptide and can stimulate CTLs to recognize and destroy FBP-expressing cancer cells. GALE-301 consists of the FBP peptide(s) combined with recombinant human granulocyte macrophage-colony stimulating factor (rhGM-CSF). GALE-301 is currently in a Phase 2 trial in ovarian and endometrial cancers, and will announce preliminary data in November at the Society for Immunotherapy of Cancer conference. Top line data from the Phase 2 trial is expected to be presented in the summer of 2015.

Ovarian and Endometrial Cancer: Ovarian cancer occurs in more than 22,000 patients per year in the U.S. and is the most lethal gynecologic cancer. Despite the incidence of ovarian cancer being only approximately 20% of that of breast cancer, the number of patients who die from ovarian cancer is nearly 50% of that of breast cancer. Due to the lack of specific symptoms, the majority of ovarian cancer patients are diagnosed at later stages of the disease. These patients have their tumors routinely surgically debulked to minimal residual disease, and then are treated with platinum- and/or taxane-based chemotherapy. While most patients respond to this treatment regimen and become clinically free-of-disease, the majority of these patients will relapse, and once the disease recurs, the treatment options and successes drop dramatically. Endometrial cancer is the most common gynecologic cancer and occurs in more than 46,000 women with more than 8,000 deaths in the U.S. annually. There are two basic types of endometrial cancer: endometrioid and papillary serous. The latter has a much more aggressive clinical course and the majority of these patients will die of this form of the disease.

Expansion into Hematology

Hematology - GALE-401 (anagrelide controlled release (CR))

On January 13, 2014, we announced the acquisition of the worldwide rights to anagrelide controlled release (CR), which we renamed GALE-401, through our acquisition of Mills Pharmaceuticals, LLC. GALE-401 contains the active ingredient anagrelide, an FDA-approved product, which has been in use since the late 1990s for the treatment of patients with myeloproliferative neoplasms to lower abnormally elevated platelet levels. However, adverse events, such as nausea, diarrhea, abdominal pain, palpitations, tachycardia, and headache are associated with the currently available IR version of anagrelide, and, based on existing data, we believe it to be dose and plasma concentration dependent. Therefore, reducing the maximum concentration (Cmax) is hypothesized to reduce the side effects, but preserve efficacy. In Phase 1 studies in healthy volunteers, GALE-401 has been shown to significantly reduce the Cmax of anagrelide following oral administration. Thus, GALE-401 may reduce the peak plasma exposure to lessen the adverse events while maintaining therapeutic levels for platelet inhibition.

Multiple Phase 1 studies in approximately 90 healthy subjects have shown GALE-401 has a favorable pharmacokinetic profile (i.e., reduced Cmax) and appears to be well tolerated at the doses administered and to be capable of reducing platelet levels. Based on a regulatory meeting with the FDA, Galena believes a 505(b)(2) regulatory filing is an acceptable pathway for development and potential approval of GALE-401, with the reference drug Agrylin® (anagrelide; Shire Pharmaceuticals). The Phase 1 program has provided the desired PK/PD (pharmacokinetic/pharmacodynamic) profile to enable the initiation of the proof-of-concept Phase 2 trial that we initiated in the third quarter of 2014. The trial is expected to enroll approximately 20 patients in approximately 10 sites in the United States for the treatment of thrombocytosis, or elevated platelet counts in patients with myeloproliferative neoplasms including polycythemia vera, chronic myelognenous leukemia, and essential thrombocythemia. We expect to complete the trial in 2014 and present data on the Phase 2 trial in 2015. Based on discussions with the FDA, we believe that only a single Phase 3 trial would be adequate for approval.

Myeloproliferative neoplasms: Myeloproliferative neoplasms (MPNs) are a closely related group of hematological malignancies in which the bone marrow cells that produce the body's blood cells develop and function abnormally. The main myeloproliferative neoplasms are Polycythemia Vera (PV), Essential Thrombocythemia (ET), Primary Myelofibrosis (PMF), and Chronic Myelogenous Leukemia (CML), all of which are associated with high platelet counts. The MPNs are progressive blood cancers that can strike anyone at any age, and for which there is no known cure.

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Commercial Capabilities

Abstral® (fentanyl) Sublingual Tablets

Our first commercial product, Abstral® (fentanyl) Sublingual Tablets, is an important treatment option for inadequately controlled breakthrough cancer pain (BTcP), which affects an estimated 40-80% of all cancer patients. Abstral is approved by the U.S. Food and Drug Administration (FDA), and is a sublingual (under the tongue) tablet for the management of breakthrough pain in patients with cancer, 18 years of age and older, who are already receiving, and who are tolerant to, opioid therapy for their persistent baseline cancer pain. The Abstral formulation delivers the analgesic power and increased bioavailability of micronized fentanyl in a convenient sublingual tablet which is designed to dissolve under the tongue in seconds and provide relief of breakthrough pain within minutes. Abstral is a transmucosal immediate release fentanyl (TIRF) product with product class oversight by the TIRF Risk Evaluation and Mitigation Strategy (REMS) access program. Abstral is manufactured for us by contract manufacturers and we distribute and sell Abstral in the U.S. through our commercial organization.

We are no longer enrolling patients in our institutional review board (IRB)-approved observational registry study, entitled RELIEF (Rapid Evaluation of Lifestyle, Independence and Elimination of BTcP with Freedom from oral discomfort through the use of Abstral® (fentanyl) Sublingual Tablets). RELIEF is a post-marketing, single arm, open label multicenter trial to assess Abstral for BTcP in opioid-tolerant cancer patients. RELIEF is a questionnaire-based, observational study to be completed by enrolled patients over a 30-day period. The trial data will be collected, monitored and maintained by a contract research organization (CRO) who will objectively evaluate the results.
Zuplenz® (ondansetron) Oral Soluble Film

In July 2014, we expanded our commercial portfolio through the licensing of our second commercial product, Zuplenz® (ondansetron) Oral Soluble Film, from MonoSol Rx, LLC. Zuplenz is approved by the FDA in adult patients for the prevention of highly and moderately emetogenic chemotherapy-induced nausea and vomiting (CINV), radiotherapy-induced nausea and vomiting (RINV), and post-operative nausea and vomiting (PONV) in adult patients. Zuplenz is also approved in pediatric patients treated with moderately emetogenic CINV. Nausea and vomiting are two of the most common side-effects experienced by post-surgery patients and patients receiving chemotherapy or radiation. It is estimated that up to 90% of chemotherapy and up to 80% of radiotherapy patients will experience CINV and RINV, respectively.

Zuplenz utilizes MonoSol’s proprietary PharmFilm® technology, an oral soluble film that dissolves on the tongue in less than thirty seconds. Zuplenz eliminates the burden of swallowing pills during periods of emesis, may be advantageous for patients with oral irritation, and may increase patient adherence and the patient's ability to keep the medication down without vomiting. The active pharmaceutical ingredient in Zuplenz, ondansetron, belongs to a class of medications called serotonin 5-HT3 receptor antagonists and works by blocking the action of serotonin, a natural substance that may cause nausea and vomiting. Ondansetron is the most widely prescribed drug in this class of anti-emetics, and used broadly across the oncology spectrum. MonoSol will exclusively manufacture Zuplenz for sale by Galena in the U.S. through its commercial organization.

Corporate Information
Our principal executive offices are located at 4640 SW Macadam Avenue, Suite 270, Portland, Oregon 97239, and our phone number is (855) 855-4253. Our website address is www.galenabiopharma.com. We do not incorporate the information on our website into this prospectus, and you should not consider such information part of this prospectus.
We were incorporated as Argonaut Pharmaceuticals, Inc. in Delaware on April 3, 2006 and changed our name to RXi Pharmaceuticals Corporation on November 28, 2006. On September 26, 2011, we changed our company name from RXi Pharmaceuticals Corporation to Galena Biopharma, Inc.

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Recent Developments
Purchase Agreement with Lincoln Park Capital Fund, LLC
On November 18, 2014, we entered into a purchase agreement with Lincoln Park Capital Fund, LLC, or Lincoln Park. The purchase agreement provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to sell to Lincoln Park up to $55,000,000 of shares of our common stock (including the initial sale of $5,000,000 of shares of our common stock as described below). In consideration for Lincoln Park entering into the purchase agreement, we have agreed to issue to Lincoln Park 631,221 shares of our common stock valued at approximately $1.74 per share, which we refer to as the “Commitment Shares.”
This prospectus supplement covers (i) $5,000,000 of shares of common stock that we are initially selling to Lincoln Park, which we refer to as the “Initial Sale,” at a purchase price of $2.00 per share, (ii) up to $50,000,000 of additional shares of common stock subject that, in our sole discretion, may sell from time to time to Lincoln Park over the next 36 months in accordance with the terms and subject to the conditions and limitations in the purchase agreement and (iii) the Commitment Shares.
After the Initial Sale, on any business day and as often as every other business day over the 36-month term of the purchase agreement we have the right, in our sole discretion, subject to the conditions and limitations in the purchase agreement, to direct Lincoln Park to purchase up to 300,000 shares of our common stock, which we refer to as a “Regular Purchase,” except that any individual Regular Purchase will not exceed $2,000,000 without the mutual consent of the parties on the purchase date. The maximum number of shares in any individual Regular Purchase will increase to 350,000 shares if the closing price of our common stock on the purchase date is not below $3.00 and to 400,000 shares if the closing price on the purchase date is not below $5.00. The purchase price per share of common stock to be purchased by Lincoln Park in a Regular Purchase will be the lower of (i) the lowest sale price of our common stock on the purchase date as reported on The NASDAQ Capital Market and (ii) the arithmetic average of the three lowest closing sale prices of our common stock during the ten consecutive business days prior to the purchase date as reported on The NASDAQ Capital Market.
We also have the right, in our sole discretion, to accelerate the amount of our shares of common stock to be purchased under certain circumstances in an amount of up to the lesser of (i) three times the number of Shares purchased in a corresponding Regular Purchase and (ii) 30% of the trading volume on such accelerated purchase date, provided that the closing sale price of our common stock equals or exceeds $2.00 on such purchase date as reported on The NASDAQ Capital Market. The purchase price per share for any such accelerated purchase will be equal to the lower of (i) the closing sale price for the common stock on the accelerated purchase date as reported on The NASDAQ Capital Market and (ii) ninety-six percent (96%) of the volume weighted-average price of our common stock on the accelerated purchase date as reported on The NASDAQ Capital Market.
There is no upper limit on the price per share that Lincoln Park must pay for our common stock under the purchase agreement, but in no event will shares be sold to Lincoln Park on a day our closing price is less than $1.00 per share. The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during the business days used to compute the purchase price.
There are no trading volume requirements or restrictions under the purchase agreement, but there are limitations on the number of shares we can sell to Lincoln Park as described below. We will control the timing and amount of any sales of our common stock to Lincoln Park, and we may terminate the purchase agreement at any time without fee, penalty or cost, upon one business day’s notice to Lincoln Park.
The purchase agreement limits our sales of shares of common stock to Lincoln Park to a maximum of 19.99% of our total outstanding shares of common stock as of November 18, 2014, or approximately 42,270,277 shares (the “Maximum Share Cap”), unless we first obtain stockholder approval under the rules of The NASDAQ Capital Market or unless the average price of all shares of our common stock sold to Lincoln Park exceeds $1.889, which represents the closing bid price of our common stock on November 18, 2014 as reported on The NASDAQ Capital Market plus $0.0491, such that such sales to Lincoln Park are considered to be at least “at market” under the applicable NASDAQ rules.
The purchase agreement also prohibits us from selling Lincoln Park any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership of more than 9.99% of the then total outstanding shares of our common stock (approximately 12,133,566 shares as of November 18, 2014), as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder.

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This prospectus supplement and the accompanying prospectus also cover Lincoln Park’s resale to the public of the shares sold or that may be sold by us to Lincoln Park under the purchase agreement. The number of shares of our common stock offered for resale by Lincoln Park under this prospectus supplement is dependent upon the number of shares purchased by Lincoln Park under the purchase agreement. The following table sets forth the total number of shares that would be issued at varying purchase prices (without deduction for commissions or expenses payable by us) for us to receive the entire $55,000,000 in gross proceeds under the purchase agreement with Lincoln Park:

Assumed Average Purchase Price(1)	Maximum Number of Shares to be Sold to Lincoln Park(2)(3)	Percentage of Outstanding Shares After Giving Effect to the Sale of Shares to Lincoln Park(4)	Gross Proceeds from the Sale of Shares to Lincoln Park
$1.50	35,833,333	22.69%	$55,000,000
$2.00	27,500,000	18.38%	$55,000,000
$2.50	22,500,000	15.56%	$55,000,000
$3.00	19,166,667	13.57%	$55,000,000
$3.50	16,785,714	12.09%	$55,000,000

(1)Under the purchase agreement, we may not sell shares to Lincoln Park on a day our closing price is less than $1.00 per share.
(2)Does not include the 631,221 Commitment Shares issued to Lincoln Park in consideration for Lincoln Park entering into the purchase agreement.
(3)We may be required to seek stockholder approval in order to be in compliance with the rules of The NASDAQ Capital MarketS if we seek to issue shares, including shares in other transactions not included in this offering that may be aggregated with this offering under the applicable rules of The NASDAQ Capital Market, in excess of the Maximum Share Cap.

(4)The denominator is based on 121,457,118 shares outstanding as of September 30, 2014, plus the 631,221 Commitment Shares to be issued to Lincoln Park as consideration for Lincoln Park entering the purchase agreement and adjusted to include the number of shares set forth in the adjacent column which we would have sold to Lincoln Park. The numerator is based on the number of shares to be sold in the Initial Sale plus the number of shares which would have been sold to Lincoln Park under the purchase agreement at the corresponding assumed average purchase price set forth in the adjacent column, and excluding the 631,221 Commitment Shares.

The following events of default under the purchase agreement will constitute:

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the effectiveness of the registration statement, of which this prospectus supplement and accompanying prospectus are a part, lapses for any reason (including, without limitation, the issuance of a stop order or similar order), or this prospectus supplement and accompanying prospectus are unavailable for sale by us to Lincoln Park (or the resale by Lincoln Park) of our common stock offered hereby, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•	suspension of our common stock from trading or the failure of our common stock to be traded on the principal market on which our common stock is listed for a period of one business day;

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the delisting of our common stock from The NASDAQ Capital Market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market, the NYSE MKT, the NYSE Arca, the OTC Bulletin Board or OTC Markets (or nationally recognized successor to any of the foregoing);

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the failure of our transfer agent to issue to Lincoln Park shares of our common stock within three business days of the date on which Lincoln Park is entitled to receive such shares under the purchase agreement;

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any breach by us of the representations or warranties or covenants contained in the purchase agreement or any related agreements if such breach could have a material adverse effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five business days;

•	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

•	if at any time we are not eligible to transfer our common stock electronically; or

•	if at any time the Maximum Share Cap is reached, to the extent applicable.

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During the continuation of any event of default set forth above, shares of our common stock cannot be sold by us or purchased by Lincoln Park under the purchase agreement. Lincoln Park, however, has no right to terminate the purchase agreement upon the occurrence or during the continuation of an event of default.
This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the purchase agreement. We have the right to terminate the purchase agreement at any time, at no cost to us, upon one business days’ notice to Lincoln Park. In the event of bankruptcy proceedings by or against us, the purchase agreement will automatically terminate without action by us or Lincoln Park.
The Offering

Common stock offered by us pursuant to this prospectus supplement	$5,000,000 of shares of common stock that we are initially selling to Lincoln Park at a purchase price of $2.00 per share;

up to $50,000,000 of shares of common stock that, in our sole discretion, we may sell to Lincoln Park over the next 36 months in accordance with the terms and subject to the conditions and limitations of the purchase agreement; and

631,221 Commitment Shares that we are issuing to Lincoln Park in consideration for Lincoln Park entering into the purchase agreement.
Common stock to be outstanding after this offering
Up to 151,762,252 shares, assuming an average a sales price of $1.84 per share for the remaining $50,000,000 that may be sold from time to time after the Initial Sale, which assumed average sale price was the closing price of our common stock on November 18, 2014 as reported on The NASDAQ Capital Market, and including 2,500,000 shares to be sold in the Initial Sale and the 631,221 Commitment Shares to be issued to Lincoln Park. The actual number of shares issued and outstanding will vary depending on the sale prices of shares sold to Lincoln Park in this offering.

Use of proceeds
We intend to use the net proceeds from this offering to fund our commercial and product development activities and for other working capital and general corporate purposes. See “Use of Proceeds” on page S-16.

NASDAQ Capital Market symbol	Our common stock is listed on The NASDAQ Capital Market under the symbol “GALE.”
Risk factors
Investing in our shares involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 1 of the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus.

The number of shares of common stock shown above to be outstanding after this offering is based on 121,457,118 shares outstanding as of September 30, 2014 and excludes as of such date:

•	675,000 shares held in treasury;

•	8,994,116 shares of our common stock subject to outstanding options having a weighted-average exercise price of $3.34 per share;

•	2,484,149 shares of our common stock reserved for issuance in connection with future awards under our 2007 stock incentive plan;

•	641,859 shares of our common stock reserved for sale under our employee stock purchase plan; and

•	8,539,565 shares of our common stock subject to outstanding warrants having a weighted-average exercise price of $2.25 per share.
Unless otherwise indicated, the information contained in this prospectus supplement reflects an assumed average offering price of $1.84 per share offered by us to Lincoln Park in this offering, which price was the closing price of our common stock on November 18, 2014 as reported on The NASDAQ Capital Market.

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RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below. You should also review the risks that are described in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, respectively, which we have filed with the SEC and which are incorporated by reference in the accompanying prospectus. If any of these risks occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.
The risks and uncertainties described below and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also materially and adversely affect our business and operations.
Risks Related to Our Intellectual Property
We may not be able to obtain and enforce patent rights or other intellectual property rights that cover our commercial product or product candidates and that are of sufficient breadth to prevent third parties from competing against us.
Our success with respect to our commercial product and product candidates will depend in part on our ability to obtain and maintain patent protection in the United States and abroad, to preserve our trade secrets, and to prevent third parties from infringing upon our proprietary rights. Our patents and patent applications, however, may not be sufficient to provide protection for Abstral, Zuplenz, NeuVax, or our other products and product candidates against commercial competition.
The active peptide found in NeuVax, the E75 peptide, has been known and studied for many years. We have one issued U.S. patent, US 6,514,942, covering the composition of matter of the E75 peptide, which is expected to expire in 2015, prior to any potential commercialization of NeuVax. We do not have and will not be able to obtain any composition of matter patent protection for E75, the active peptide in NeuVax outside the United States. We also have a license from The Henry M. Jackson Foundation to issued U.S., Australian, Japanese and European method of use patents, which expire in 2028, that are directed to a method of inducing immunity against breast cancer recurrence by administering a composition comprising the E75 peptide to a patient, that patent covers administration to patients who have both an immunohistochemistry (IHC) rating of 1+ or 2+ for HER2/neu protein expression and a fluorescence in situ hybridization (FISH) rating of less than about 2.0 for HER2/neu gene expression. The license from The Henry M. Jackson Foundation further includes an issued U.S. patent, which expires in 2028, that is directed to a method of inducing immunity against recurrence of any HER2/neu expressing cancers by administering a composition comprising the E75 peptide to patients who have a FISH rating of less than about 2.0 for HER2/neu gene expression. The license further includes U.S. and Australian patents, which expire in 2025, that are directed to a method of treating HER2/neu expressing cancers by administering E75 in combination with trastuzumab (Herceptin®). Thus, our method of use patent may not prevent competitors from seeking to develop and market NeuVax for use in cancer patients who do not meet these criteria or for any other indications. If any such alternative uses were approved, this could lead to off-label use and price erosion for our NeuVax product. We may seek FDA approval for use of NeuVax to treat cancer patients who fall outside the claimed IHC and FISH ranges and for other cancers as well. Although we are pursuing additional patent protection for NeuVax through pending patent applications, we may not be able to obtain additional patent protection that would provide us with a significant commercial advantage.
Anagrelide hydrochloride, the sole active pharmaceutical ingredient, or “API,” in GALE-401, has been approved for many years and, thus, it is not possible to obtain composition of matter patents that cover anagrelide hydrochloride. As a result, competitors who obtain the requisite regulatory approval can offer products with the same API as GALE-401, so long as the competitors do not infringe any formulation patents that we may have or may obtain or license, if any. The only patent protection that we have or are likely to obtain covering GALE-401 are patents relating to very specific formulations, methods using these formulations, and methods of manufacturing and packaging. We have two granted patents in the United Kingdom that expire in 2019 and we are prosecuting pending patent applications in other territories including but not limited to the United States and Europe, which may not issue prior to any potential commercialization of GALE-401. We may seek FDA approval for use of GALE-401 to treat patients with essential thrombocythemia and for other hermatological disorders as well. Although we are pursuing additional patent protection for GALE-401 through pending patent applications, we may not be able to obtain additional patent protection that would provide us with a significant commercial advantage.
Fentanyl, the sole active ingredient, or "API" in Abstral® Sublingual Tablets, has been approved for many years. We have a license from Orexo AB to U.S. patents, which expire in 2019, which are directed to sublingual formulations of fentanyl and methods of using these formulation for the treatment of acute pain, including breakthrough pain. Orexo AB filed an action in the U.S. District Court of New Jersey on June 30, 2011 asserting infringement by Mylan Pharmaceuticals Inc., of one of our licensed U.S. patents, US 6,761,910, covering Abstral. This patent is directed to pharmaceutical compositions for the treatment of acute disorders by sublingual administration. The claims of the patent cover formulations for other products in addition to Abstral, including Ambien (and generic

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forms of Ambien, which is the subject of the infringement action). Validity of the patent is being challenged as part of the court proceeding, and the patent could be held invalid or unenforceable as a result. The invalidity or unenforceability of this patent should not affect our license under the other Abstral patents or our ability to market, sell, distribute or manufacture Abstral in the United States.
The active peptides found in GALE-301 are derived from Folate Binding Protein. One of the active peptides, E39, has been known and studied for many years. The other active peptide(s) in GALE-301 are derivatives of E39. We have a license from The Henry Jackson Foundation to issued patents in the U.S., Canada, Japan and Europe, covering composition of matter for the E39 derivative peptides alone and in combination with E39, and the use of these compositions for the treatment of cancer. These patents are expected to expire in 2022, prior to any potential commercialization of GALE-301. We do not have and will not be able to obtain any composition of matter patent protection for the E39 peptide in any territory. The license we have from The Henry M. Jackson Foundation grants us the right to develop and market GALE-301 for any use, including methods of treating cancer, but our patents may not prevent competitors from seeking to develop and market the E39 peptide alone. If any such alternative uses of compositions containing the E39 peptide were approved, this could lead to off-label use and price erosion for GALE-301. We may seek FDA approval for use of GALE-301 to treat cancer patients with ovarian and endometrial cancers and for other cancers as well. Although we are pursuing additional patent protection for GALE-301 through pending patent applications, we may not be able to obtain additional patent protection that would provide us with a significant commercial advantage.
Ondansetron, the sole active pharmaceutical ingredient or "API" in Zuplenz®, has been approved for many years and, thus, it is not possible to obtain composition of matter patents that cover ondansetron. We have a license and supply agreement with MonoSol Rx, LLC which includes rights to an issued U.S. patent, which expires in 2029, covering specific sublingual formulations of ondansetron. In addition, the license includes nine U.S. patents, expiring between 2022 and 2028, covering the processes used to manufacture the oral soluble film used in Zuplenz®. On September 2012, BioDelivery Sciences International, Inc. filed a request for inter partes reexamination of U.S. patents 7,666,337 and 7,972,618. The claims of U.S. 7,666,337 are directed to a process for making films with a substantially uniform distribution of components using a water-soluble polymer composition comprising polyethylene oxide. The claims of U.S. 7,972,618 are directed to methods of preparing edible water-soluble films using foam reducing flavoring agents. This proceeding could result in the amendment and/or cancellation of some or all of the issued claims of one or both patents. A negative reexamination decision for one or both patents should not affect our license under the other Zuplenz® patents, or our ability to market, sell, distribute or manufacture Zuplenz® in the United States. Our ability to obtain, maintain and enforce patents is uncertain and involves complex legal and factual questions. Accordingly, rights under any patents we have or may obtain or license may not provide us with sufficient protection for our commercial product and product candidates to afford a commercial advantage against competitive products or processes, including those from branded and generic pharmaceutical companies. In addition, we cannot guarantee that any patents will issue from any pending or future patent applications owned by or licensed to us. Nor can we guarantee that the claims of these patents will be held valid or enforceable by the courts or will provide us with any significant protection against competitive products or otherwise be commercially valuable to us.
Changes in either the patent laws or in the interpretations of patent laws in the United States or abroad may diminish the value of our intellectual property. In addition, on September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to the United States patent law. These include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The United States Patent Office is currently developing regulations and procedures to govern administration of the Leahy-Smith Act, and many substantive changes to patent law associated with the Leahy-Smith Act have not yet become effective. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act, in particular the first-to-file provision and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement of or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents.
While we intend to take actions reasonably necessary to enforce our patent rights, we may not be able to detect infringement of our own or in-licensed patents, which may be especially difficult for methods of manufacturing or formulation products, and we depend, in part, on our licensors and collaborators to protect a substantial portion of our proprietary rights. In addition, third parties may challenge our in-licensed patents and any of our own patents that we may obtain, which could result in the invalidation or unenforceability of some or all of the relevant patent claims. Litigation or other proceedings to enforce or defend intellectual property rights is very complex, expensive, and may divert our management’s attention from our core business and may result in unfavorable results that could adversely affect our ability to prevent third parties from competing with us.
If another party has reason to assert a substantial new question of patentability against any of our claims in our own and in-licensed patents, the third party can request that the patent claims be reexamined, which may result in a loss of scope of some claims or a loss of the entire patent. In addition to potential infringement suits and, interference and reexamination proceedings, we may become a party to patent opposition proceedings where either the patentability of the inventions subject of our patents are challenged,

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or we are challenging the patents of others. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful.
As the medical device, biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that others may assert our commercial product and/or product candidates infringe its patent rights. If a third-party’s patents were found to cover our commercial product and product candidates, proprietary technologies or its uses, we or our collaborators could be enjoined by a court and required to pay damages and could be unable to continue to commercialize our products or use our proprietary technologies unless we or it obtained a license to the patent. A license may not be available to us or our collaborators on acceptable terms, if at all. In addition, during litigation, the patent holder could obtain a preliminary injunction or other equitable relief which could prohibit us from making, using or selling our commercial product and product candidates pending a trial on the merits, which could be years away.
Proprietary trade secrets and unpatented know-how are also very important to our business. Although we have taken steps to protect our trade secrets and unpatented know-how, by entering into confidentiality agreements with third parties, and proprietary information and invention agreements with certain employees, consultants and advisors, third parties may still obtain this information or we may be unable to protect our rights. We also have limited control over the protection of trade secrets used by our licensors, collaborators and suppliers. There can be no assurance that binding agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets and unpatented know-how will not otherwise become known or be independently discovered by our competitors. If trade secrets are independently discovered, we would not be able to prevent its use. Enforcing a claim that a third party illegally obtained and is using our trade secrets or unpatented know-how is expensive and time consuming, and the outcome is unpredictable.
We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed to us alleged trade secrets of its other clients or former employers. As is common in the biotechnology and pharmaceutical industry, certain of our employees were formerly employed by other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Moreover, we engage the services of consultants to assist us in the development of our commercial product and product candidates, many of whom were previously employed at or may have previously been or are currently providing consulting services to, other biotechnology or pharmaceutical companies, including our competitors or potential competitors. We may be subject to claims that these employees and consultants or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of its former employers or its former or current customers. Litigation may be necessary to defend against these types of claims. Even if we are successful in defending against any such claims, any such litigation would likely be protracted, expensive, a distraction to our management team, not viewed favorably by investors and other third parties, and may potentially result in an unfavorable outcome.
Risks Related to this Offering
The market price and trading volume of our common stock may be volatile.
The market price of our common stock has exhibited substantial volatility. Between January 1, 2014 and November 18, 2014, the sale price of our common stock as reported on The NASDAQ Capital Market ranged from a low of $1.56 to a high of $7.77. The market price of our common stock could continue to fluctuate significantly for many reasons, including the following factors:

•	reports of the results of our clinical trials regarding the safety or efficacy of our product candidates and surrogate markers;

•	announcements of regulatory developments or technological innovations by us or our competitors;

•	announcements of business or strategic transactions;

•	announcements of legal or regulatory actions against us or any adverse outcome of any such actions;

•	changes in our relationship with our licensors, licensees and other strategic partners;

•	our quarterly operating results;

•	developments in patent or other technology ownership rights;

•	public concern regarding the safety of our Abstral product or our product candidates;

•	additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our stockholders;

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•	government regulation of drug pricing; and

•	general changes in the economy, the financial markets or the pharmaceutical or biotechnology industries.
Factors beyond our control may also have an impact on the price of our stock. For example, to the extent that other companies within our industry experience declines in their stock prices, our stock price may decline as well.
We are, and in the future may be, subject to legal or administrative actions that could adversely affect our results of operations and our business.
Earlier this year, several purported shareholder derivative complaints were filed against our company, as nominal defendant, and certain of our officers and directors in the Circuit Court of Oregon for the County of Multnomah, the United States District Court for the District of Oregon and the Delaware Court of Chancery. On April 11, 2014, the Oregon federal derivative cases were consolidated into one action, In re Galena Biopharma, Inc. Derivative Litig., Nos. 3:14-cv-382, 3:14-cv-514, 3:14-cv-516 (D. Or.). On July 21, 2014, the Oregon state derivative cases were consolidated into one action, Fagin v. Ahn, et al., No. 140202384; Zhang v. Hillsberg, et al., No. 140403987 (Or. Cir. Ct.). On July 22, 2014, all of the Delaware derivative complaints were consolidated into one action, the matter of In re Galena Biopharma, Inc. Stockholder Derivative Litigation, Consolidated C.A. No. 9715-VCN (Del. Ch.). The various complaints allege, among other things, breaches of fiduciary duties and abuse of control by the officers and directors in connection with public statements purportedly issued by us or on our behalf and sales of our common stock by our officers and directors in January and February of this year, improper stock option grants and excessive compensation of our non-employee directors and related actions. The company has filed motions to stay in all of the derivative cases pending the completion of the SLC investigation referenced below.
Also, five purported securities class action complaints filed in the United States District Court for the District of Oregon have been consolidated into a single action, In re Galena Biopharma, Inc. Securities Litig., No. 3:14-cv-367 (D. Or.), and a lead plaintiff has been appointed. On October 3, 2014, the court consolidated the cases, appointed a lead plaintiff and set a deadline of October 31, 2014 to file a consolidated amended complaint. On October 31, 2014, the lead plaintiff filed a consolidated amended complaint, which alleges, among other things, that certain of our officers and directors violated the federal securities laws by making materially false and misleading statements and omissions in press releases and in filings with the SEC arising out of the same circumstances that are the subject of the derivative actions described above. We intend to vigorously defend against the class action case.
Based on the very early stage of the aforementioned litigation, it is not possible to estimate the amount or range of possible loss that might result from an adverse judgment or a settlement of these matters. At September 30, 2014, no material liabilities with respect to the litigation have been recorded in our consolidated financial statements. We have notified our insurance carriers of the litigation, and the insurers have responded by requesting additional information and by reserving their rights under the policies, including the rights to deny coverage under various policy exclusions.
We are aware that the SEC is investigating certain matters relating to the use of certain outside investor-relations professionals by us and other public companies. We have been in contact with the SEC staff through our counsel and are cooperating with the investigation.
Litigation is inherently uncertain, and there is no assurance as to the outcome of the matters described above. We could incur substantial unreimbursed legal fees, settlements, judgments and other expenses in connection with these or other legal and regulatory proceedings that may not qualify for coverage under, or may exceed the limits of, our applicable directors and officers liability insurance policies and could have a material adverse effect on our financial condition, liquidity and results of operations. These matters also may distract the time and attention of our officers and directors or divert our other resources away from our ongoing commercial and development programs. An unfavorable outcome in any of these matters could damage our business and reputation or result in additional claims or proceedings against us.
The investigation by our special litigation committee is ongoing, and the committee’s findings and determinations may not be consistent with the recently released findings and determinations of our former special committee.
On February 17, 2014, our board of directors formed a special committee of the board to conduct an internal investigation of allegations contained in certain press reports to the effect that our company had engaged in a paid stock promotion scheme with outside investor relations/public relations firms and criticizing the sales of our common stock earlier this year by our directors and officers. These allegations subsequently became part of the claims against us and certain of our directors and officers in the pending derivative complaints described above. The special committee retained its own counsel to assist in its investigation. The special committee completed its investigation and prepared a written report of its findings, conclusions and recommendations in mid-July, 2014.

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On September 25, 2014, at the direction of the special litigation committee described below, we released publicly the report of the special committee, which report is available on our web site under the Investors section/Corporate Governance. On July 21, 2014, our board of directors disbanded the special committee and appointed Irving M. Einhorn, a director of our company, as a special litigation committee, or “SLC.” The SLC was formed as a result of new allegations and claims in the derivative litigation that have previously been disclosed, but were not investigated by the former special committee. The SLC is authorized to investigate all allegations and issues raised in the pending derivative litigation and to prepare such reports, arrive at such decisions, and take such other actions in connection with that litigation as the SLC deems appropriate and in the best interests of our company and its stockholders. The SLC also has the full authority over the use and disclosure of the work of the former special committee, including its recently released report. The SLC has retained its own independent legal advisors to assist in its investigation. As part of its investigation, the SLC is continuing to review and evaluate the former special committee’s report and the underlying work performed by the special committee. Until the SLC’s investigation is complete, the SLC does not take any position or express any opinion as to the special committee’s report. The SLC’s investigation is ongoing, and there is no assurance as to when the SLC’s investigation may be concluded, or whether the SLC’s findings and conclusions will be consistent with those contained in the special committee’s report.
Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.
Following the Initial Sale of $5,000,000 of common stock under the purchase agreement, we may issue up to $50,000,000 of shares of our common stock from time to time in this offering. The issuance from time to time of shares in this offering, or our ability to issue such shares of in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock. See “Plan of Distribution” for more information about the possible adverse effects of our sales under the purchase agreement.
The future sales in the public market of our common stock, including shares referred to in the risk factors and the following risk factors or shares issued upon exercise of our outstanding stock options, or the perception by the market that these issuances or sales could occur, could lower the market price of our common stock or make it difficult for us to raise additional capital.
As of September 30, 2014, we had reserved for issuance 8,994,116 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $3.34 per share. Subject to applicable vesting requirements, upon exercise of these options the underlying shares may be resold into the public market. In the case of outstanding options that have exercise prices that are below the market price of our common stock from time to time, our stockholders would experience dilution upon the exercise of these options.
We cannot predict if future issuances or sales of our common stock to our contingent value rights holders or the availability of shares of our common stock for issuance or sale will harm the market price of our common stock or our ability to raise capital.
Our outstanding contingent value rights may result in substantial future payments by us, and any payments made to our contingent value rights holders or others in shares of our common stock would result in dilution to our stockholders.
In conjunction with our acquisition of Apthera, Inc., or Apthera, in April 2011 we issued to the former Apthera shareholders contingent value rights entitling them to future payments of a total of up to $32 million of contingent consideration based on the achievement of specified development and commercial milestones relating to NeuVax™ of which a total of $2 million has been paid. We may pay the remaining $30 million of future contingent consideration, at our option, in either cash or in shares of our common stock valued for this purpose at the market price of our common stock when the contingent consideration becomes payable. We may determine to pay any contingent consideration that may become payable in the future in shares of our common stock rather than cash, depending upon our cash and cash requirements and the market price of our common stock at the time and other relevant factors.
As permitted under our license and supply agreement with MonoSol, we intend to pay $2,500,000 due to MonoSol on or about November 20, 2014 in shares of our common stock to be valued for this purpose at $1.81 per share, which equals the closing price of our common stock on November 19, 2014 as reported on The NASDAQ Capital Market.
To the extent we pay in shares of our common stock any future contingent consideration to our contingent value rights holders and pay MonoSol in shares as described above, it would have a dilutive effect on our stockholders. In addition to the registration statement we have filed covering the resale of any shares paid to MonoSol, we also will be obliged to file a registration statement with the SEC covering the resale of such shares by the contingent value rights holders.
We cannot predict if future issuances or sales of our common stock issued to our contingent value rights holders or the availability of our common stock for issuance or sale, will harm the market price of our common stock or our ability to raise capital.

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Our outstanding warrants may result in dilution to our stockholders.
Our outstanding March 2011 and April 2011 warrants to purchase a total of 791,398 shares of common stock as of September 30, 2014 at a current exercise price of $0.65 per share contain so-called full-ratchet anti-dilution provisions. Our outstanding March 2010, December 2012 and September 2013 warrants to purchase 25,000, 3,031,111, and 3,972,170 shares of common stock as of September 30, 2014 at current exercise prices of $2.15 per share, $1.90, and $2.50 per share, respectively, contain so-called weighted-average anti-dilution provisions. These anti-dilution provisions may be triggered by the issuance of the shares being offered hereby or upon any future issuance by us of shares of our common stock or common stock equivalents at a price per share below the then-exercise price of the warrants, subject to some exceptions.
To the extent that these anti-dilution provisions are triggered in the future, we would be required to reduce the exercise price of all of the warrants on either a full-ratchet or weighted-average basis, which would have a dilutive effect on our stockholders.
We may issue preferred stock in the future, and the terms of the preferred stock may reduce the value of our common stock.
We are authorized to issue up to 5,000,000 shares of preferred stock in one or more series. Our board of directors may determine the terms of future preferred stock offerings without further action by our stockholders. If we issue preferred stock, it could affect stockholder rights or reduce the market value of our outstanding common stock. In particular, specific rights granted to future holders of preferred stock may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, sinking fund provisions, and restrictions on our ability to merge with or sell our assets to a third party.
Anti-takeover provisions of our amended and restated certificate of incorporation and amended and restated bylaws and provisions of Delaware law could delay or prevent a change of control that our stockholders may favor.
Anti-takeover provisions of our amended and restated certificate of incorporation and amended and restated bylaws may discourage, delay or prevent a merger or other change of control that stockholders may consider favorable or may impede the ability of the holders of our common stock to change our management. These provisions of our amended and restated certificate of incorporation and amended and restated bylaws, among other things:

•	divide our board of directors into three classes, with members of each class to be elected for staggered three-year terms;

•	limit the right of security holders to remove directors;

•	prohibit stockholders from acting by written consent;

•	regulate how stockholders may present proposals or nominate directors for election at annual meetings of stockholders; and

•	authorize our board of directors to issue preferred stock in one or more series, without stockholder approval.
In addition, Section 203 of the Delaware General Corporation Law provides that, subject to limited exceptions, persons that acquire, or are affiliated with a person that acquires, more than 15% of the outstanding voting stock of a Delaware corporation such as our company shall not engage in any business combination with that corporation, including by merger, consolidation or acquisitions of additional shares for a three-year period following the date on which that person or its affiliate crosses the 15% stock ownership threshold. Section 203 could operate to delay or prevent a change of control of our company.
The Delaware forum provision of our amended and restated by-laws will not be given effect.
On August 6, 2013, our board of directors adopted an amendment to our Amended and Restated By-Laws to add a new Section 6.15 to provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders. Our amended and restated by-laws, however, provide that in the event any provision of the by-laws is or becomes inconsistent with the Delaware General Corporation Law (“DGCL”), the provision will not be given effect. We have determined that our Delaware forum bylaw is inconsistent with the DGCL, and our Delaware forum bylaw will not be given effect.
We have never declared or paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future.
Our business requires significant funding. We currently plan to invest all available funds and future earnings in the development and growth of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable

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future, and are prohibited by the terms of our outstanding indebtedness from paying dividends on any common stock, except with the prior consent of our lenders. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of potential gain for the foreseeable future.
The terms of our outstanding indebtedness may inhibit potential acquirers.
We are prohibited by the terms of the loan and security agreement governing our outstanding indebtedness from disposing of any of our business or property, except with the consent of our lenders or if we were to prepay the outstanding indebtedness and related fees in accordance with the loan and security agreement. Our outstanding indebtedness may inhibit potential acquirers or other interested parties from seeking to acquire all or a part of our business or assets, and there is no assurance that our lenders would consent to any proposed future transaction that might be beneficial to our stockholders.
Management will have broad discretion as to the use of the net proceeds of this offering.
We currently anticipate using the net proceeds from the sale of our common stock hereunder to fund our commercial and product development operations and for other working capital and general corporate purposes. We have not reserved or allocated amounts for any specific purposes, however, and we cannot specify with certainty how we will use any net proceeds. Accordingly, our management will have considerable discretion in the application of the net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds of this offering may be used for corporate purposes that do not benefit our company or increase our market value. Until the net proceeds are used, they may be placed in investments that may not produce income or that may lose value.
Investors will experience substantial dilution because we have a net tangible deficit.
You will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering at the assumed offering price of $1.81 per share, because we have a net tangible deficit per share of our common stock. If you purchase shares of common stock in this offering price, you will suffer substantial dilution of $1.58 per share in the net tangible book value of the common stock. See the “Dilution” section in this prospectus supplement for more information about the dilution you will incur in this offering.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning product research, development and commercialization plans and timelines, any statements regarding safety and efficacy of product candidates, any statements of expectation or belief, and any statements of assumptions underlying any of the foregoing. In addition, forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings. All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth in the “Risk Factors” section and elsewhere in this prospectus supplement, in the accompanying prospectus and set forth in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, respectively.
Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents that we reference in the accompanying prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus supplement, in the accompanying prospectus or in such other documents, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $54,965,000, assuming that we sell to Lincoln Park a total of $55,000,000 of shares of our common stock (including the Initial Sale of $5,000,000 of shares).
We currently intend to use the net proceeds of this offering for our commercial and product development activities and other working capital and general corporate purposes. General corporate purposes may include repayment or prepayment of our existing long-term debt, financing of capital expenditures and future acquisitions and strategic investments. There are no present understandings or arrangements with respect to any such acquisition or investment.
We had outstanding as of September 30, 2014 approximately $9.3 million principal amount of indebtedness under our loan and security agreement with Oxford Finance LLC, as collateral agent. Payments on the outstanding indebtedness under the loan and security agreement consist of monthly payments of principal and interest thereon at the annual rate of 8.45% until maturity in November 2016. We may prepay all, but not less than all, of our outstanding indebtedness upon 30 days’ prior notice to the collateral agent and our payment to the lenders of $550,000 and a prepayment fee of 1% of the principal amount of the indebtedness prepaid by us.
We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we expect to invest the net proceeds in short-term, interest-bearing, investment-grade securities pursuant to our investment policy.
DILUTION
Our net tangible book value (deficit) as of September 30, 2014 was approximately $(19.4) million, or $(0.16) per share of common stock. Net tangible book value (deficit) per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the Initial Sale of $5,000,000 shares of our common stock at an offering price of $2.00 per share, the issuance of 631,221 Commitment Shares, and the assumed sale $50,000,000 of shares of our common stock in this offering at an assumed offering price of $1.81 per share and after deducting estimated offering expenses payable by us, we would have had a net tangible book value as of September 30, 2014 of approximately $35.5 million, or $0.23 per share of common stock. This represents an immediate increase in the net tangible book value of $0.39 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.58 per share to investors in this offering. The following table illustrates this per share dilution:

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Assumed public offering price per share		$1.81
Net tangible deficit per share as of September 30, 2014	$(0.16)
Increase per share attributable to this offering	$0.39
As adjusted net tangible book per share after this offering		$0.23
Net dilution per share to new investors		$1.58

The table above assumes for illustrative purposes that an aggregate of 27,173,913 shares of our common stock are sold at an average price of $1.81 per share, which was the closing price of our common stock on November 18, 2014 as reported on The NASDAQ Capital Market, for aggregate gross proceeds of $50,000,000. The shares sold in this offering will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.84 per share shown in the table above, assuming we sell a total of $50,000,000 of shares of our common stock at that price, would increase our adjusted net tangible book value per share after this offering to $0.25 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.60 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.84 per share in the price at which the shares are sold from the assumed offering price of $1.84 per share shown in the table above, assuming we sell a total of $50,000,000 of our common stock at that price, would decrease our adjusted net tangible book value per share after this offering to $0.20 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.55 per share, after deducting commissions and estimated aggregate offering expenses payable by us.
The number of shares of common stock shown above to be outstanding after this offering is based on 121,457,118 shares outstanding as of September 30, 2014 and excludes as of such date:

•	675,000 shares held in treasury;

•	8,994,116 shares of our common stock subject to outstanding options having a weighted-average exercise price of $3.34 per share;

•	2,484,149 shares of our common stock reserved for issuance in connection with future awards under our 2007 Stock Incentive Plan;

•	641,859 shares of our common stock reserved for sale under our employee stock purchase plan; and

•	8,539,565 shares of our common stock subject to outstanding warrants having a weighted-average exercise price of $2.25 per share.
The number of shares of common stock issuable upon the exercise of our outstanding warrants and the exercise prices thereof are subject to an adjustment in certain circumstances. Our outstanding March 2011 and April 2011 warrants to purchase a total of 791,398 shares of common stock as of September 30, 2014 at a current exercise price of $0.65 per share contain so-called full-ratchet anti-dilution provisions. Our outstanding March 2010,December 2012 and September 2013 warrants to purchase a total of 7,028,481 shares of common stock as of September 30, 2014 at current exercise prices of $2.15 per share, $1.90 per share, and $2.50 per share, respectively, contain so-called weighted average anti-dilution provisions. These anti-dilution provisions will be triggered upon any issuance by us of shares of our common stock or common stock equivalents at a price per share below the then-exercise price of warrants, subject to some exceptions.
To the extent our outstanding options and warrants are exercised, you may experience further dilution. The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or outstanding warrants to purchase shares of our common stock. The illustration also assumes no further issuance of shares of our common stock in payment of contingent consideration to holders of our contingent value rights and does not give effect to our planned issuance to MonoSol on November 20, 2014 of $2,500,000 of shares of our common stock to be valued for this purpose at the market price of our common stock on November 19, 2014. The exercise of outstanding options and warrants having an exercise price less than the offering price of the common stock in this offering, or our payment to our contingent value rights holders of MonoSol of common shares valued at less than the offering price of common stock in this offering, would further increase dilution to investors in this offering.

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PLAN OF DISTRIBUTION
We are offering pursuant to this prospectus supplement and the accompanying prospectus up to $55,000,000 of shares of our common stock that may be sold and issued by us to Lincoln Park under the purchase agreement. This prospectus supplement and the accompanying prospectus also cover Lincoln Park’s offer of these shares for resale to the public.
We entered into the purchase agreement with Lincoln Park on November 18, 2014. In consideration for Lincoln Park entering into the purchase agreement, we are issuing 631,221 Commitment Shares to Lincoln Park pursuant to this prospectus supplement. The purchase agreement provides that, upon the terms and subject to the conditions and limitations set forth therein, Lincoln Park is irrevocably committed to purchase an aggregate of up to $55,000,000 of shares of our common stock (including the Initial Sale of $5,000,000) over the 36-month term of the purchase agreement.
The purchase agreement provides that, from time-to-time over the term of the purchase agreement, on any business day, and as often as every other business day, and in our sole discretion, we may require Lincoln Park to purchase up to 300,000 shares of our common stock, except that the aggregate price of any individual Regular Purchase shall not exceed $2,000,000 without the mutual consent of the parties on the purchase date. The maximum number of shares in any individual Regular Purchase will increase to 350,000 shares if the closing price of our common stock on the purchase date is not below $3.00 and to 400,000 shares if the closing price on the purchase date is not below $5.00. The purchase price per share of common stock to be purchased by Lincoln Park in a Regular Purchase will be the lower of (i) the lowest sale price of our common stock on the purchase date as reported on The NASDAQ Capital Market and (ii) the arithmetic average of the three lowest closing sale prices of our common stock during the ten consecutive business days prior to the purchase date as reported on The NASDAQ Capital Market.
We also have the right, in our sole discretion, to accelerate the amount of our shares of common stock to be purchased under certain circumstances in an amount of up to the lesser of (i) three times the number of Shares purchased in a corresponding Regular Purchase and (ii) 30% of the trading volume on such accelerated purchase date, provided that the closing sale price of our common stock equals or exceeds $2.00 on such purchase date as reported on The NASDAQ Capital Market. The purchase price per share for any such accelerated purchase will be equal to the lower of (i) the closing sale price for the common stock on the accelerated purchase date as reported on The NASDAQ Capital Market and (ii) ninety-six percent (96%) of the volume weighted-average price of our common stock on the accelerated purchase date as reported on The NASDAQ Capital Market.
The purchase agreement limits our sales of shares of common stock to Lincoln Park to a maximum of 19.99% of our outstanding shares of common stock, or approximately 42,270,277 shares as of November 18, 2014, unless we obtain stockholder approval under the rules of The NASDAQ Capital Market or unless the average price of all applicable sales of our common stock to Lincoln Park exceeds $1.889, representing the consolidated closing bid price of our common stock on November 17, 2014, plus $0.0491 to account for the issuance of the Commitment Shares, such that such sales to Lincoln Park are considered to be at least “at market” under the applicable NASDAQ rules.
The purchase agreement prohibits us from selling Lincoln Park any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of our common stock (approximately 12,133,566 shares as of November 18, 2014), as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.
We may suspend the sale of shares to Lincoln Park pursuant to this prospectus supplement for certain periods of time for certain reasons, including if this prospectus supplement is required to be supplemented or amended to include additional material information.
This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the purchase agreement. We have the right to terminate the purchase agreement at any time, at no cost to us, upon one business day’s notice to Lincoln Park. In the event bankruptcy proceedings are initiated by or against us, the purchase agreement will automatically terminate without action of any party.
Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that it will use a broker-dealer unaffiliated with Lincoln Park to effectuate all resales, if any, of the shares of common stock that it may purchase from us pursuant to the purchase agreement. Such sales will be made on The NASDAQ Capital Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

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We know of no existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus supplement. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.
We have entered into an agreement with Academy Securities, Inc., a registered broker-dealer and FINRA member, pursuant to which Academy Securities, Inc. agreed to act as the placement agent in connection with the purchase agreement with Lincoln Park. Academy Securities, Inc. will receive $15,000 as compensation in connection with its services in connection herewith.
We will pay all of the expenses incident to the registration, offering, and sale of the shares under this prospectus supplement to Lincoln Park, including $25,000 paid by us to Lincoln Park to cover its expenses in connection with the transactions contemplated by the purchase agreement.
We have agreed to indemnify Academy Securities, Inc. and Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.
Lincoln Park represented to us that at no time prior to the date of the purchase agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction. Lincoln Park has agreed that during the term of the purchase agreement it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.
We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act, to the extent applicable to this offering. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.
Effect of the Purchase Agreement on Our Stockholders
All shares that are covered by this prospectus are expected to be freely tradable. It is anticipated that the shares will be sold over a period of up to 36 months from the date that sales are eligible to commence under the purchase agreement. The resale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Lincoln Park may ultimately acquire all, some or none of the shares not yet issued but registered in this offering. After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to Lincoln Park by us under the purchase agreement may result in substantial dilution to our other stockholders. However, we have the right to control the timing and amount of any sales of our shares to Lincoln Park, and may terminate and the purchase agreement at any time at our discretion without any cost to us.
Although the purchase agreement provides that we may sell up to $50,000,000 of our shares to Lincoln Park after the Initial Sale, the number of shares to be purchased by Lincoln Park under the purchase agreement is variable, depending on the market prices of our common stock at the time of each sale. Accordingly, we cannot predict the actual total number of shares to be sold to Lincoln Park. The number of shares offered for resale by Lincoln Park will be dependent upon the number of shares we sell to Lincoln Park under the purchase agreement.
Information With Respect to Lincoln Park Capital
As of the date of the purchase agreement, Lincoln Park Capital Fund, LLC, beneficially owned 3,131,221 shares of our common stock. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus supplement filed with the SEC in connection with the transactions contemplated under the purchase agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

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No Variable Rate Transactions
We have agreed with Lincoln Park that we will not enter into any “variable rate” transactions with any third party from the date of the Purchase Agreement until the expiration of the 36-month period following the date of the Purchase Agreement. A “variable rate” transaction means any of the following transactions by us:

•	if we sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares, either

•	at a price that is based upon or varies with the trading prices of our shares at any time after the initial issuance of such debt or equity securities, or

•
with a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the shares (including, without limitation, any “full-ratchet” or “weighted-average” anti-dilution provisions); or

•	if we enter into any agreement, including, but not limited to, an equity line of credit or at-the-market offering, whereby we may sell securities at a future determined price.
The prohibition on “variable rate” transactions does not apply to, and we are not restricted from entering into, the following transactions:

•	if we issue shares of common stock or options to employees, officers, directors or vendors of the Company pursuant to any stock or option plan duly adopted by the board of directors;

•	if we issue securities upon the exercise or conversion of any securities that are outstanding on the date of the purchase agreement or are subsequently amended;

•
if we issue securities pursuant to acquisitions or strategic transactions approved by the board of directors, provided that any such issuance is to an operating company or an asset in a business synergistic with our business, and shall not include a transaction primarily for the purpose of raising capital or to an entity whose primary business is investing in securities;

•	if we issue shares of our common stock under sale agreements, dated May 24, 2013, between us and Maxim Group LLC and MLV & Co. LLC, respectively; or

•
with Lincoln Park’s prior written consent, which shall not be unreasonably withheld, warrants issued as part of units of securities issued by us in a firm-commitment underwritten public offering that contain customary “weighted-average” exercise price anti-dilution provisions.

Transfer Agent
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing of Common Stock
Our common stock is listed on The NASDAQ Capital Market under the symbol “GALE.”

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LEGAL MATTERS
TroyGould PC, Los Angeles, California, has rendered an opinion with respect to the validity of the shares offered by this prospectus supplement. Sanford J. Hillsberg, the Chairman of our board of directors, is an attorney with TroyGould PC. TroyGould PC owned 63,491 shares of our common stock as of September 30, 2014.
EXPERTS
The consolidated financial statements of Galena Biopharma, Inc. as of December 31, 2013 and for the year then ended incorporated by reference in this prospectus supplement to our Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of Moss Adams LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Galena Biopharma, Inc. as of December 31, 2012 and for the years ended December 31, 2012 and 2011 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. The information we incorporate by reference into this prospectus supplement is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus supplement will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement, except as modified or superseded.
We incorporate by reference into this prospectus supplement the information contained in the documents listed below, which are considered to be a part of this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2014 filed with the SEC on May 6, 2014;

•	our Quarterly Report on Form 10-Q for the three months ended June 30, 2014 filed with the SEC on August 11, 2014;

•	our Quarterly Report on Form 10-Q for the three months ended September 30, 2014 filed with the SEC on November 5, 2014;

•
our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on January 13, 2014, January 14, 2014, May 6, 2014, July 2, 2014, July 22, 2014, August 11, 2014, August 22, 2014, August 26, 2014, September 18, 2014, September 26, 2014, November 5, 2014, and November 20, 2014, respectively; and

•	the description of our stock contained in our registration statements filed pursuant to Section 12 of the Exchange Act, as amended from time to time.
We also incorporate by reference into this prospectus supplement all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, except that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K filed by us.
You may request a copy of the documents incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address:
Galena Biopharma, Inc.
4640 SW Macadam Ave., Suite 270
Portland, Oregon 97239
Attention: Investor Relations
Phone: (855) 855-4253

Copies of these documents are also available, without charge, through the “Investor Relations” section of our website (www.galenabiopharma.com) as soon as reasonably practicable after it are filed with the SEC. The information contained on our website is not a part of this prospectus.

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PROSPECTUS
GALENA BIOPHARMA, INC.
$150,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights

We may, from time to time, offer and sell shares of common stock, shares of preferred stock, debt securities, warrants or rights, either separately or in shares, in one or more offerings. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock or debt securities. The rights may be exercisable for common stock or preferred stock. We will specify in the accompanying prospectus supplement more specific information about any such offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $150,000,000, including the U.S. dollar equivalent if the public offering of any such securities is denominated in one or more foreign currencies, foreign currency shares or composite currencies.
We may offer these securities for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.
This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.
Our common stock is traded on The NASDAQ Capital Market under the symbol “GALE.” On June 12, 2013, the last reported sale price of our common stock on The NASDAQ Capital Market was $2.06 per share.

Investing in our securities involves risks. See the section entitled “ Risk Factors “ in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 12, 2013

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TABLE OF CONTENTS
Prospectus
_______________________
You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell shares of common stock, shares of preferred stock, debt securities, warrants or rights, either separately or in shares, in one or more offerings with a maximum aggregate offering price of $150,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.
Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “the company,” “we,” “us” and “our” refer to Galena Biopharma, Inc. and its subsidiary.
RISK FACTORS
Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.
ABOUT GALENA
We are a biopharmaceutical company focused on developing innovative, targeted oncology treatments that address major unmet medical needs to advance cancer care. We also recently acquired rights in our first commercial product, Abstral ® (fentanyl) sublingual tablets for sale and distribution in the U.S.
Developing Novel Immunotherapies to Prevent Cancer Recurrence
While improved diagnostics and targeted therapies have decreased breast cancer mortality in the United States, metastatic breast cancer remains incurable. Up to 25% of resectable node-positive breast cancer patients—despite having no radiographic evidence of disease following surgery and adjuvant chemo/radiation therapy—will still relapse within three years following diagnosis. These cancer patients presumably still had isolated, undetected tumor cells also known as circulating tumor cells (“CTCs”) which, over time, led to a recurrence of cancer, either in the breast area (local recurrence) or at a remote location (metastatic disease).
We are developing peptide vaccine (off-the-shelf) cancer immunotherapies, which address major patient populations of cancer survivors to prevent recurrence. These therapies work by harnessing the patient’s own immune system to seek out and attack any residual cancer cells. Using peptide immunogens has many clinical advantages, including an excellent safety profile, as these drugs lack the toxicities typical of most cancer therapies. They also feature long-lasting protection through immune system activation and convenient delivery.
More than 236,000 women in the United States are diagnosed with breast cancer every year. Approximately 75% of breast cancer patients have tissue test positive for some increased amount of HER2 (IHC 1+, 2+ or 3+). Only approximately 20% to 36% of all breast cancer patients—those with HER2 IHC 3+ disease—are eligible for treatment with trastuzumab (Herceptin ® ; Genentech/Roche). This leaves the majority of women ineligible for trastuzumab therapy and without an effective treatment option to prevent cancer recurrence.
Our lead product candidate, NeuVax™ (nelipepimut-S), was derived from the immunodominant extracellular region of the HER2 receptor, and is combined with the immune adjuvant granulocyte macrophage colony-stimulating factor (“GM-CSF“) to further bolster the immune response in breast cancer patients. Treatment with NeuVax and GM-CSF stimulates cytotoxic (“CD8+”) T cells in a highly specific manner to target and kill these undetected cancer cells expressing HER2 before they grow into metastatic tumors. NeuVax is given as an intradermal injection once a month for six months, followed by a booster injection once every six months. Importantly, NeuVax targets the 50% to 60% of patients with tumors that express HER2 in low-to-intermediate (IHC 1+ and 2+) amounts who achieve remission with current standard of care, but have no available HER2-targeted adjuvant treatment options to maintain their disease-free survival (“DFS”).

Multiple clinical trials have shown NeuVax to be safe and effective at stimulating CD8+ T cells in a highly specific manner to target HER2 expressing cells. After establishing statistical significance in the prevention of recurrence in 24- and 36-month analyses, the 60-month median follow-up from the Phase 1/2 trial demonstrated a 5.6% recurrence rate with NeuVax versus 25.9% recurrence rate in the control arm, a reduction of 78.4%. NeuVax is the first breast cancer vaccine in a Phase 3 clinical trial and represents a promising approach to deliver an off-the-shelf cancer immunotherapy treatment based on a well-characterized, tumor-associated antigen to prevent recurrence and maintain DFS.
Based on Phase 2 results, the U.S. Food and Drug Administration (“FDA”) granted NeuVax a Special Protocol Assessment, or “SPA,” for a Phase 3 study which began in 2012. The 700 patient trial, if positive, will lead the company to seek FDA commercial registration. The study has a primary endpoint of DFS at three years, the timeframe within which 10% to 25% of breast cancer patients typically relapse. The study will be significant if NeuVax treatment provides a 36% benefit in DFS versus control. An interim analysis will be performed after 70 events.
NeuVax has also demonstrated promising results in combination with trastuzumab in early-stage HER2 1+, 2+ patients. Preclinical studies suggested that trastuzumab can increase antigen presentation by tumor cells by promoting receptor internalization and subsequent proteosomal degradation of the HER2 protein, resulting in efficient recognition and lysing of HER2-expressing cells. A Phase 2a study showed improved efficacy of the combination therapy at 24 months, with no added cardiotoxicity. Based on the results of the study, in March 2013 we began a 360-patient Phase 2 study comparing NeuVax in combination with trastuzumab to trastuzumab, alone, in early-stage HER2 1+ and 2+ patients who have completed their adjuvant chemotherapy and radiation therapy.
Our second product candidate, Folate Binding Protein, or “FBP,” is a peptide that is over-expressed (20-80 fold) in more than 90% of ovarian and endometrial cancers. FBP is a highly immunogenic peptide that can stimulate cytotoxic T lymphocytes, or “CTLs,” to recognize and destroy preclinical FBP-expressing cancer cells. The FBP vaccine consists of the FBP peptide(s) combined with GM-CSF. Our FBP vaccine is currently in a Phase 1/2 trial in two gynecological cancers, ovarian and endometrial adenocarcinomas.
Building the Breadth, Depth and Pace of our Pipeline
On March 18, 2013, we acquired from Orexo AB, or “ Orexo ,” Abstral ® (fentanyl) sublingual tablets for sale and distribution in the U.S. Abstral has been approved by the FDA and is sold as a transmucosal immediate-release fentanyl (“TIRF”) product in Europe by ProStraken/Kyowa Kirin.
Abstral is an important new treatment option for inadequately controlled breakthrough cancer pain (“BTcP”) in opioid-tolerant cancer patients. The innovative Abstral formulation delivers the analgesic power of fentanyl in a sublingual tablet, which dissolves within seconds. Abstral provides rapid relief of BTcP, predictable dosing, and is convenient and easy to use. We intend to launch our commercial sale and distribution of Abstral in 2013.
In exchange for the U.S. rights to Abstral, (1) we have paid Orexo $10 million from our cash on hand, and (2) have agreed to pay to Orexo: (a) $5 million in cash upon the earlier of the approval by the FDA of a specified U.S. manufacturer of Abstral and the first anniversary of the closing; (b) three one-time future cash milestone payments based on our net sales of Abstral; and (c) a low double-digit royalty on future net sales. No further milestone or royalty payments will be due after the date on which all claims of the last remaining licensed patents expire (currently 2019) or become invalidated by a governmental agency.
Under our agreement with Orexo, we assumed responsibility for the U.S. commercialization of Abstral and for all regulatory and reporting matters in the U.S. We also agreed to establish and maintain from January 1, 2014 through December 31, 2015, which we refer to as the “marketing period,” a specified minimum field sales force to market, sell and distribute Abstral and to use commercially reasonable efforts to reach the specified future net sales milestones. Orexo is entitled to reacquire the U.S. rights to Abstral no consideration to us if we breach our obligations to establish and maintain the requisite sales force throughout the marketing period.
In the future, we may pursue selective acquisitions of other cancer treatments to complement or add to our existing cancer product pipeline.
Our Oncology Therapeutic Programs
The chart below summarizes the current status of our Abstral commercial program and oncology drug development programs, with the dark shading indicating completed stages of development and the light shading indicating development activities we intend to prioritize in the near-term:

We are developing a pipeline of immunotherapy product candidates for the treatment of various cancers based on the E75 peptide (nelipepimut-S), the most advanced of which is NeuVax, which is targeted at preventing the recurrence of breast cancer. NeuVax has had positive Phase 1/2 clinical trial results for the prevention of breast cancer recurrence in patients who have had breast cancer and received the standard of care treatment (surgery, chemotherapy, radiotherapy and hormonal therapy as indicated). We initiated our Phase 3 PRESENT clinical trial of NeuVax for the prevention of breast cancer recurrence in early-stage low-to-intermediate HER2 breast cancer patients in 2012. For the results of a single trial to support registration for an indication, the results of the trial must be internally consistent, clinically meaningful, and statistically very persuasive. Specifically, FDA has indicated that, in general, the results from two Phase 3 studies would be required to support approval, and it would accept a single pivotal study in support of approval if the results of the trial was internally consistent, clinically meaningful and statistically very persuasive.
NeuVax is an immunotherapy that stimulates the immune system to actively seek out and selectively kill cancer cells. NeuVax directs “killer” T-cells to target and destroy cancer cells that express HER2/neu, a protein associated with epithelial tumors in breast, ovarian, pancreatic, colon, bladder and prostate cancers. NeuVax is comprised of a HER2/neu-derived peptide called nelipepimut-S. Nelipepimut-S is a nine-amino acid sequence that is immunogenic (produces an immune response) and GM-CSF is a commercially available protein that acts to stimulate and activate components of the immune system such as macrophages and dendritic cells.
NeuVax has been shown to be most effective in patients with low-to-intermediate HER2/neu expressing patients with HLA type A2+ or A3+. We believe that approximately 25,000-40,000 of the approximately 200,000 women diagnosed with breast cancer in the United States each year meet these criteria. We believe that NeuVax’s specificity provides for a highly targeted therapy to prevent breast cancer recurrence for a selected subset of breast cancer patients and we believe it will increase the chance of the patient remaining disease free following a successful treatment for these patients.
We are also developing novel applications for NeuVax based on preclinical studies and Phase 2 clinical trials which suggest that combining NeuVax and trastuzumab (Herceptin ® ; Genentech/Roche) can increase antigen presentation by tumor cells by promoting receptor internalization and subsequent proteosomal degradation of the HER2 protein. Based on these results, we have commenced a randomized, multicenter Phase 2 trial in 360 patients that will compare NeuVax with trastuzumab versus trastuzumab alone.
We also are pursuing additional therapeutic indications for NeuVax that are currently in Phase 1/2 clinical trials. Under our investigational new drug application, or “IND,” open protocols for the treatment of prostate cancer, ovarian cancer and bladder cancer exist for patient populations with the same general criteria for eligibility as in breast cancer (i.e., early-stage disease and adjuvant treatment setting after surgery with immunologic competence). An early stage clinical study in high-risk prostate cancer confirmed the ability of the patients to mount a nelipepimut-S specific immune response. We may explore whether NeuVax provides clinical benefits in other areas, such as a prophylactic vaccine against breast cancer occurrence in healthy women with a high likelihood for developing breast cancer based on genetic assays or biomarkers and a strong positive familial history of breast cancer, and in HER2 overexpressing gastric cancer. Herceptin ® is approved for this indication, and there is a significant clinical rationale for NeuVax’s potential efficacy in this indication. We also may investigate the use of NeuVax in combination with other therapies with a view to leveraging NeuVax’s attractive safety profile and targeted mechanism of action. Clinical trials conducted on NeuVax have provided proof-of-principle data in early-stage node-negative breast cancer, although such data is preliminary and not statistically significant, since the trials were not designed to provide statistically significant efficacy data. Both the early-stage node-negative breast cancer indication and the high-risk patient indication are longer-term areas of interest that we currently expect to explore only with support from corporate partners.
We are also developing novel applications for our FBP product candidate. FBP is highly over-expressed in breast, ovarian and endometrial cancers and is a well-validated therapeutic target. FBP is the source of immunogenic peptides like E39 that can stimulate CTLs to recognize and destroy preclinical FBP-expressing cancer cells. The FBP vaccine consists of the FBP peptide combined with the immune adjuvant, CM-CSF. Galena’s FBP vaccine, E39, is currently in a Phase 1/2 trial in two gynecological cancers: ovarian and endometrial adenocarcinomas.
Financial Condition
We had cash, cash equivalents and marketable securities of approximately $36.2 million as of May 13, 2013. We believe that our existing working capital should be sufficient to fund our operations through at least the second quarter of 2014. This projection is based on our current planned operations and is subject to changes in our plans and uncertainties inherent in our business, and we may need to seek to replenish our existing cash and cash equivalents sooner than we expect.
We have not generated revenue to date, and will not generate product revenue in the foreseeable future, except to the extent we are successful in commercializing Abstral in the U.S. We expect to incur increased operating losses as we undertake to commercialize Abstral and continue to advance our product candidates through the drug development and regulatory process. In addition to increasing research and development expenses, we expect general and administrative costs to increase as we add personnel and other administrative expenses associated with our Abstral commercialization efforts. We will need to generate significant revenues to achieve profitability, and might never do so.
In the future, we will be dependent upon revenues from our commercialization of Abstral or our product candidates, funding from third parties such as proceeds from debt or equity financings, funded research and development payments and payments under partnership and collaborative agreements, in order to maintain our operations and meet our obligations to our lenders and licensors. There is no guarantee that we will generate significant revenues from the commercialization of Abstral or any of our product candidates, or that additional debt equity or other funding will be available to us on acceptable terms, or at all. If we fail to generate adequate revenues or obtain additional funding when needed, we would be forced to scale back or terminate our operations, or to seek to merge with or to be acquired by another company.
Corporate Information
Our principal executive offices are located at 310 N. State Street, Suite 208, Lake Oswego, Oregon 97034, and our phone number is (855) 855-4253. Our website address is www.galenabiopharma.com. We do not incorporate into this prospectus supplement the information on our website, and you should not consider it part of this prospectus supplement.
We were incorporated as Argonaut Pharmaceuticals, Inc. in Delaware on April 3, 2006 and changed our name to RXi Pharmaceuticals Corporation on November 28, 2006. On September 26, 2011, we changed our name to Galena Biopharma, Inc.
FORWARD-LOOKING STATEMENTS
When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.
These forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.
USE OF PROCEEDS
Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for working capital and general corporate purposes, including the commercialization of Abstral and our Phase 3 PRESENT study and other clinical trials of our product candidates. General corporate purposes also may include repayment of our existing indebtedness, financing of capital expenditures and future acquisitions and strategic investments.
We had outstanding as of May 22, 2013 $10,000,000 principal amount of indebtedness under our loan and security agreement with Oxford Finance LLC, as collateral agent, the proceeds of which were used to replenish our working capital following our acquisition on March 18, 2013 of U.S. rights in Abstral. In conjunction with the acquisition, we paid the seller $10,000,000 from our cash on hand. Subject to our achievement of specified operational and financial conditions, we may borrow on or before May 31, 2014 an additional $5,000,000 under the loan and security agreement. Payments on the outstanding indebtedness under the loan and security agreement consist of 12 monthly payments of interest-only at the fixed coupon rate of 8.45%, followed by 36 months of amortization of principal and interest until maturity in November 2016.
We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we expect to invest the net proceeds in short-term, interest-bearing, investment-grade securities pursuant to our investment policy.
FINANCIAL RATIOS
The following table sets forth our ratio of earnings, if any, to fixed charges for each of the periods presented:

	Year Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges (1) (2)	—	—	—	—	—	—
Deficiency of earnings available to cover finance charges	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Fixed charges. The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

Earnings . The term “earnings” is the amount resulting from adding and subtracting the following items. Add the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized; (b) preference security dividend requirements of consolidated subsidiaries; and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method of accounting. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges as defined below, respectively.

(2)	Our net losses were insufficient to cover fixed charges in the periods indicated. For this reason, the ratio information is not applicable.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 136,000,000 shares, all which includes:

•	125,000,000 shares of common stock, par value $0.0001 per share, and

•	5,000,000 shares of preferred stock, par value $0.0001 per share.
As of May 13, 2013, there were 83,468,986 shares of common stock outstanding held by approximately 650 stockholders of record, and no shares of preferred stock outstanding.
On April 26, 2013, our board of directors approved and adopted an amendment to an amended and restated certificate of incorporation to increase our authorized common stock by 75,000,000 shares. We will present the amendment for approval by our stockholders at our Annual Meeting of Stockholders scheduled for June 28, 2013. If the amendment is approved, our authorized common stock will be increased to 200,000,000 shares.
Common Stock
Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Common stockholders are not be entitled to cumulative voting in the election of directors by our certificate of incorporation. This means that the holders of a majority of the shares voted will be able to elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.
Upon our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any series of capital stock ranking senior to the common stock upon liquidation. Holders of common stock have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued under this prospectus, when they are paid for, will be fully paid and nonassessable.
Preferred Stock
Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time any of the authorized shares of preferred stock in one or more series without stockholder approval. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.
The authority possessed by our board to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. There are no current agreements or understandings with respect to the issuance of preferred stock.
Anti-Takeover Effects of Delaware Law and Our Restated Certificate of Incorporation and Bylaws
Certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.
Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

•	authorize our board of directors to issue, without further action by the stockholders, up to 5,000,000 shares of undesignated preferred stock;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by our board of directors, the chairman of the board or the chief executive officer;

•	provide that our board of directors will be classified, with directors serving staggered three-year terms;

•
provide that directors may be removed only for cause and may only be removed for cause only by the holders of 75% of our outstanding capital stock entitled to vote generally in the election of directors; and

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum; and

•
provide for a 75% vote of stockholders to amend our amended and restated bylaws, unless the amendment has been approved by a majority of our directors who are not affiliated or associated with any person or entity holding 10% or more of the voting power of our outstanding capital stock; and

•
establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors.

Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the “interested stockholder.” Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.
The provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on The NASDAQ Capital Market under the symbol “GALE.”
DESCRIPTION OF DEBT SECURITIES
The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.
We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.
General Terms of the Indenture
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or “OID,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title and authorized denominations of those debt securities;

•	any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•	interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•
if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•
the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•
the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•
our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•	if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

•
if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms of any debt securities.
The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Consolidation, Merger or Sale
We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless the successor corporation or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.
Events of Default
The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 36 days after the date payment is due and payable;

•
failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make sinking fund payments when due and continuance of such default for a period of 36 days;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.
The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.
Discharge, Defeasance and Covenant Defeasance
We can discharge or decrease our obligations under the indenture as stated below.
We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

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we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

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we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.
Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:, among other things

•	evidence the assumption by a successor entity of our obligations;

•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•	add any additional events of default;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

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add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	secure any debt securities;

•	establish the forms or terms of debt securities of any series;

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evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

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make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

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reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.
Registered Global Securities and Book Entry System
The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for the registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.
Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock, common stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
DESCRIPTION OF RIGHTS
We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us or to any selling stockholder from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.
Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us or selling stockholders in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us in the ordinary course of business.
We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
The securities may or may not be listed on a national securities exchange. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.
LEGAL MATTERS
TroyGould PC, Los Angeles, California, and Hunter Taubman Weiss LLP, New York, New York, have rendered opinions with respect to the securities offered by this prospectus. Sanford J. Hillsberg, the Chairman of our company, is an attorney with TroyGould PC. TroyGould PC owned a total of 123,491 shares of our common stock as of May 22, 2013.
EXPERTS
The consolidated financial statements of Galena Biopharma, Inc. as of December 31, 2012 and 2011 and for the years then ended and for the cumulative period from inception (January 1, 2003) through December 31, 2012, incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0336. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

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our Current Reports on Form 8-K filed March 21, 2013, May 3, 2013, May 9, 2013 and May 16, 2013, respectively (not including any information furnished under Item 2.02 or 7.01 of Form 8-K, including any related exhibits, which information is not incorporated herein by reference); and

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the description of our common stock and related rights contained in our registration statement on Form 8-A (File No. 001-33958), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
You may request a copy of any of the documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following address: Galena Biopharma, Inc., 310 N. State Street, Suite 208, Lake Oswego, Oregon 97034, Attention: Investor Relations, Phone: (855) 855-4523. We will not send exhibits to any documents, unless the exhibits are specifically incorporated by reference in the document.

$56,100,000

Common Stock

PROSPECTUS SUPPLEMENT

November 18, 2014